EXHIBIT 5

                            Law Offices
                 JENSEN, DUFFIN, CARMAN, DIBB & JACKSON
        Independent Professional Corporations - Not a Partnership
                        311 South State Street
                             Suite 380
                     Salt Lake City, Utah 84111



                         March 22, 2001



Board of Directors
Novanet International, Inc.
199 Kent Drive
Toutle, WA 98649

     RE:  Opinion on Legality
          SB-2 Registration Filing

Dear Novanet Board of Directors:

      Our office has been asked by Mr. Steven B. Madsen, your president, to prepare for the Board of Directors an opinion on the legality of the proposed Registration to be filed with the Securities and Exchange Commission on Form SB-2. In response to that request, it is the opinion of our office that Novanet International, Inc. is a Nevada corporation in good standing and is fully capable of completing and filing a Registration Statement on Form SB-2 with the Securities Exchange Commission and otherwise registering such offering in various jurisdictions where the offering may be sold. It is also the opinion of the undersigned that the securities covered by the Registration Statement will, when sold, be legally issued, fully paid and non-assessable.

      It is also the opinion of our office that the proposed SB-2 Registration Statement constitutes an apparent adequate and complete filing under the Securities and Exchange Act of 1933, though such opinion does not intimate or mean that the Securities and Exchange Commission may not require various amendments before such Registration may become effective. It is further understood and agreed between the undersigned and the Company that this letter will be required to be filed as a Exhibit to the Registration Statement. If you have any questions regarding this opinion, please contact the undersigned at your earliest convenience.

                                   Sincerely,

                                   /s/ Julian D. Jensen
                                   -------------------------
                                   Julian D. Jensen
                                   Attorney at Law